                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                             ---------------------

                                   FORM 8-A/A
                                (Amendment No. 1)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          Puget Sound Energy, Inc.
-----------------------------------------------------------------------------
               (Exact Name of registrant as specified in its charter)

       Washington                                            91-0374630
       ----------------------                            --------------
       (State of incorporation                               (I.R.S. Employer
       or organization)                             Identification No.)


       411 - 108th Avenue N.E.
       Bellevue, Washington                                  98004-5515
       --------------------------------                      ----------
       (Address of principal executive offices)              (zip code)

If this Form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective               securities and is to become
upon filing pursuant to General           simultaneously with the effective-
Instruction A(c)(1) please check          ness of a concurrent registration
the following box.     /  /               statement under the Securities Act
                                          of 1933 pursuant to General
                                          Instruction A(c)(2) please check
                                          the following box.     /  /

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                Name of Each Exchange on Which
       to be so Registered                Each Class is to be Registered
------------------------------------      ------------------------------

7.45% Preferred Stock, Series II,         New York Stock Exchange, Inc.
Par value $25 per share

8.50% Preferred Stock, Series III,        New York Stock Exchange, Inc.
par value $25 per share
------------------------------------      ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

ITEM 1.       Description of Registrant's Securities to be Registered

The capital stock of Puget Sound Energy, Inc. (the "Company") being registered with the New York Stock Exchange, Inc. pursuant to this Form 8-A is the Company's 7.45% Preferred Stock, Series II, par value $25 per share (the "Series II Preferred") and the Company's 8.50% Preferred Stock, Series III, par value $25 per share (the "Series III Preferred"). For a description of the rights, preferences and privileges of the Series II Preferred and the Series III Preferred being registered, reference is made to section entitled "DESCRIPTION OF COMPANY CAPITAL STOCK--Preferred Stock" in the Joint Proxy Statement/Prospectus included in the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 1, 1996, as amended (File No. 333-00617). Such section of the Joint Proxy Statement/Prospectus is incorporated into this filing by reference pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.       Exhibits

              The following exhibits are filed as a part of this Registration Statement:

Exhibit No.   Description
----------    -----------

1.1*          Restated Articles of Incorporation of the Company
              (Exhibit 1.2).

1.2* Statement of Relative Rights and Preferences for the Adjustable Rate Cumulative Preferred Stock, Series B, $25 par value (Exhibit 1.1).

1.3* Statement of Relative Rights and Preferences for the Preference Stock, Series R, $50 par value (Exhibit 1.5).

1.4* Statement of Relative Rights and preferences for the 7 3/4% Series Preferred Stock Cumulative, $100 par value
              (Exhibit 1.6).

1.5* Statement of Relative Rights and Preferences for the 7 7/8% Series Preferred Stock Cumulative, $25 par value (Exhibit 1.7).

1.6** Form of Statement of Relative Rights and Preferences for the Company's 7.45% Preferred Stock, Series II, par value $25 per share (Exhibit 4.19).

1.7** Form of Statement of Relative Rights and Preferences for the Company's 8.50% Preferred Stock, Series III, par value $25 per share (Exhibit 4.20).

_________________________

* Incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 14, 1994 (File No. 1-4393).

** Incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 1, 1996, as amended (File No. 333-00617).

                                 Signature


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   Puget Sound Power & Light Company
                                   (to be named Puget Sound Energy, Inc.)

                                   James W. Eldredge

                                   ----------------------------------
                                   James W. Eldredge
                                   Corporate Secretary and Controller

Dated: January 22, 1996

                              Exhibit Index

Exhibit No.   Description
-----------   -----------


1.1*          Restated Articles of Incorporation of the Company
              (Exhibit 1.2).

1.2* Statement of Relative Rights and Preferences for the Adjustable Rate Cumulative Preferred Stock, Series B, $25 par value (Exhibit 1.1).

1.3* Statement of Relative Rights and Preferences for the Preference Stock, Series R, $50 par value (Exhibit 1.5).

1.4* Statement of Relative Rights and preferences for the 7 3/4% Series Preferred Stock Cumulative, $100 par value
              (Exhibit 1.6).

1.5* Statement of Relative Rights and Preferences for the 7 7/8% Series Preferred Stock Cumulative, $25 par value (Exhibit 1.7).

1.6** Form of Statement of Relative Rights and Preferences for the Company's 7.45% Preferred Stock, Series II, par value $25 per share (Exhibit 4.19).

1.7** Form of Statement of Relative Rights and Preferences for the Company's 8.50% Preferred Stock, Series III, par value $25 per share (Exhibit 4.20).

_________________________

* Incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 14, 1994 (File No. 1-4393).

** Incorporated by reference to the designated Exhibit to the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 1, 1996, as amended (File No. 333-00617).